UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 31, 2006

Date of Report (Date of earliest event reported)

Harrah’s Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure.

On August 31, 2006, a subsidiary of the Registrant announced the terms of a cash offer to acquire all of the outstanding ordinary shares of London Clubs International plc for £1.25 per share, or approximately $530 million in the aggregate.  The text of the announcement of the offer in the United Kingdom is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in Exhibit 99.1 to this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Item 8.01               Other Events.

On August 31, 2006, the Registrant issued a press release announcing that its subsidiary had announced the terms of a cash offer to acquire all of the outstanding ordinary shares of London Clubs International plc for £1.25 per share, or approximately $530 million in the aggregate.  The text of the press release distributed in the United States is attached to this report as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits.  The following exhibits are being filed herewith:

99.1                           Text of announcement, dated August 31, 2006, of the Registrant issued in the United Kingdom.

99.2                           Text of press release, dated August 31, 2006, of the Registrant issued in the United States.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRAH’S ENTERTAINMENT, INC.

Date: August 31, 2006	By:	/s/ MICHAEL D. COHEN
Michael D. Cohen
Vice President, Associate General Counsel
and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Document Description
99.1	Text of announcement, dated August 31, 2006, of the Registrant issued in the United Kingdom.

99.2	Text of press release, dated August 31, 2006, of the Registrant issued in the United States.